STOCK PURCHASE AGREEMENT

                                   between

                  AQUASOURCE SERVICES AND TECHNOLOGIES,  INC.

                                     and

                         CET ENVIRONMENTAL SERVICES, INC.


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                              TABLE OF CONTENTS

                                                                      Page

                                 ARTICLE I.
                                DEFINITIONS

  1.1  Definitions ................................................... 1

                                 ARTICLE II.
                               THE ACQUISITION

  2.1  Agreement to Purchase and Sell ................................ 5
  2.2  Purchase Price ................................................ 5
  2.3  Adjustment .................................................... 5
  2.4  Net Working Capital ........................................... 6

                                 ARTICLE III.
                REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

  3.1  Corporate Existence and Qualification ......................... 9
  3.2  Power and Authority; Enforceability ........................... 9
  3.3  Capitalization and Ownership ..................................10
  3.4  No Default or Consents ........................................10
  3.5  Financial Statements ..........................................11
  3.6  No Adverse Changes ............................................11
  3.7  Title to Properties ...........................................12
  3.8  Litigation, Judgments, Etc. ...................................13
  3.9  Intellectual Property Rights ..................................14
  3.10 Contractual Obligations .......................................14
  3.11 Taxes .........................................................16
  3.12 Employee Benefit Plans ........................................17
  3.13 Charter Documents .............................................19
  3.14 Insurance .....................................................19
  3.15 Environmental Matters .........................................19
  3.16 Personnel .....................................................21
  3.17 Accounts and Notes Receivable .................................21
  3.18 Condition of Assets ...........................................22
  3.19 Real Property .................................................22
  3.20 Accurate and Complete .........................................23
  3.21 Brokerage Arrangements ........................................23

                                 ARTICLE IV.
                    REPRESENTATIONS AND WARRANTIES OF BUYER

  4.1  Organization ..................................................23
  4.2  Power and Authority; Enforceability ...........................23
  4.3  No Default or Consents ........................................24
  4.4  Investment Purposes ...........................................25

                                 ARTICLE V.
                                  CLOSING

  5.1  Closing .......................................................25
  5.2  Closing Obligations of Buyer ..................................25
  5.3  Closing Obligations of the Shareholder ........................26



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                                ARTICLE VI.
                                 INDEMNITY

  6.1  Indemnity .....................................................27
  6.2  Negligence or Strict Liability ................................28
  6.3  Notice ........................................................29
  6.4  Indemnification Rights ........................................32
  6.5  Limitation of Liability .......................................32
  6.6  Survival ......................................................32

                                 ARTICLE VII.
                                MISCELLANEOUS

  7.1  Keystone Project...............................................33
  7.2  Post-Closing Operations of Business ...........................34
  7.3  Notice ........................................................34
  7.4  Post-Closing Employee Benefits ................................35
  7.5  Further Assistance ............................................36
  7.6  Governing Law .................................................36
  7.7  Entire Agreement; Amendments and Waivers ......................36
  7.8  Severability ..................................................36
  7.9  Headings and Exhibits .........................................36
  7.10 Successors Bound; Third Parties ...............................37
  7.11 Multiple Counterparts .........................................37

       Exhibit A - Disclosure Schedule
       Exhibit B - Lease Agreement
































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                           STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT ("Agreement"), dated as of December 17, 1998, is by and between AquaSource Services and Technologies, Inc., a Texas corporation ("Buyer"), and CET Environmental Services, Inc., a California corporation (the "Shareholder").

                                  ARTICLE I.
                                 DEFINITIONS

     1.1  Definitions.  In this Agreement:

     "Agreed Net Working Capital" shall mean the Net Working Capital as agreed to by the parties or as determined by the firm of accountants in accordance with Section 2.4;

     "Benefit Plans" shall have the meaning set out in Section 3.12(B);

     "Closing" shall mean the consummation of the transactions contemplated by this Agreement;

     "Companies" shall mean the Target Company and H2O Construction & Maintenance, Inc., a Colorado corporation;

     "Environmental Claim," shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or other adversarial proceedings relating to any Environmental Law or Environmental Permit including, without limitation (i) any and all claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other similar actions or damages pursuant to any applicable Environmental Law and (ii) any and all claims by a third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to human health, property, or the environment resulting from exposures to or releases of Hazardous Substances.

     "Environmental Law" shall mean any federal, state or local statute, law, rule, regulation, ordinance, code, or rule of common law in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the delivery of public drinking water, the environment or Hazardous Substances, including, without limitation to the extent applicable under the circumstances, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Section 9601 et seq ; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Toxic Substance Control Act, 15 U.S.C. Section 2601 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 5101 et seq.; the Atomic Energy Act, as amended, 42 U.S.C.
Section 2011 et seq.; and any laws regulating the use of biological agents or substances including medical or infectious wastes; and the corresponding state laws, regulations and local ordinances, which may be applicable, as any such acts may be amended;

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     "Environmental Permits" shall mean all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law;

     "Financial Statements" shall have the meaning set out in Section 3.5;

     "Hazardous Substances" shall mean (i) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "hazardous air pollutants," "pollutants," "contaminants," "toxic chemicals," "toxics," "hazardous chemicals," "extremely hazardous substances," "regulated substances" or "pesticides" as defined as such in any applicable Environmental Law, (ii) any radioactive materials, asbestos-containing materials; urea formaldehyde foam insulation, and radon in harmful quantities or concentration that are regulated by any governmental authority having jurisdiction in the location of such materials and (iii) any other chemical, material or substances, exposure to which is prohibited, limited or regulated by any governmental authority having jurisdiction in the location of such substances on the basis of potential hazards;

     "Indebtedness" shall mean the indebtedness of the Target Company for borrowed money as at the Closing in respect of the Cactus, Texas and Keystone, South Dakota projects referred to in Section 3.7 of the Disclosure Schedule;

     "Intellectual Property Rights" shall have the meaning set out in Section
3.9;

     "Knowledge", in respect of any person or entity, shall mean the actual knowledge of such person or entity after making all due and reasonable inquiries;

     "Material Adverse Effect" shall mean a material adverse effect on the business, operations, prospects, properties or assets or in the condition (financial or otherwise) of the Companies taken as a whole;

     "Net Working Capital" means the sum of the total current assets of the Companies, on a consolidated basis, comprising (a) cash held by the Companies as at the opening of business on December 1, 1998, (b) all receivables of the Companies as at the opening of business on December 1, 1998, (c) prepayments made by the Companies in the ordinary course of business relating to any period after November 30, 1998, and (d) other current assets of the Companies as at the opening of business on December 1, 1998, minus (i) the value of all current payables, accrued expenses, other current liabilities of the Companies on a consolidated basis as at the opening of business on December 1, 1998 (other than in respect of the leases referred to in Appendix 3.7A to the Disclosure Schedule), (ii) the amount of any indebtedness for borrowed money of the Companies incurred other than in the ordinary course of business as at the end of business on the date hereof in excess of the Indebtedness (other than in respect of the leases referred to in Appendix 3.7A to the Disclosure Schedule), (iii) the amount of any indebtedness for borrowed money to the Shareholder incurred between the opening of business on December 1, 1998 and the Closing that is outstanding as at the Closing, and (iv) any distributions made to the Shareholder between the opening of business on December 1, 1998 and the Closing;

     "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of any Hazardous Substance into the environment or into or out of any property, including the movement of any Hazardous Substance through or in the air, soil, surface water, groundwater or property;

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     "Remaining Consideration"  shall mean $1,250,000 as adjusted pursuant to
Section 2.3;

     "Shares" shall mean all of the issued and outstanding shares of capital stock of the Target Company;

     "Target Company" shall mean Water Quality Management Corporation, a Colorado corporation; and

     "Taxes" shall mean all income, gross receipts, profits, franchise, sales, use, occupation, property, capital, wealth, environmental, employment, severance, production, excise, stamp, transfer, workers' compensation, social security, withholding, or similar taxes, motor vehicle registration fees, customs or import duties, and all other taxes or all other governmental fees or charges of any nature whatsoever and however denominated, imposed by any country or political subdivision thereof, together with any interest, additions, or penalties with respect thereto.

                                 ARTICLE II.
                               THE ACQUISITION

     2.1 Agreement to Purchase and Sell. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Shareholder hereby agrees to sell, convey, transfer, assign and deliver to Buyer, and Buyer hereby agrees to purchase from the Shareholder, all of the Shares.

     2.2  Purchase Price.  The purchase price for the Shares shall, subject to
Section 2.3, be (a) $11,250,000, payable on the date hereof and (b) the Remaining Consideration, payable ninety days from the date hereof.

     2.3  Adjustment.

          (a) The Remaining Consideration payable to the Shareholder in cash pursuant to Section 2.2(b) shall be adjusted as follows: If the Agreed Net Working Capital of the Companies shall be less than $zero, the Remaining
Consideration shall be reduced by such deficit.   If the Agreed Net Working
Capital of the Companies shall be more than $zero, the Remaining Consideration shall be increased by such excess.

          (b) If, at the time the Remaining Consideration shall be payable, there shall have been any Claims asserted and such Claims shall not have been paid in full by the Shareholder, the Shareholder shall be paid an amount equal to the Remaining Consideration less the amount of such Claims (provided always, however, that no such deduction shall constitute an acceptance by the Shareholder of the validity of such Claims or in any way diminish the Shareholder's right to contest such Claim or its amount or to pursue payment of the amounts so deducted). The outstanding amount of the Remaining Consideration not paid is referred to herein as the Remainder. Following agreement by the parties of the amount of such Claims or the final determination by a court having jurisdiction, Buyer shall pay to the Shareholder an amount equal to the Remainder less the agreed amount of such Claims.

     2.4  Net Working Capital.

          (a) No later than 30 days after the date hereof, the Shareholder shall cause the preparation and delivery to Buyer of a statement of Net Working Capital immediately following Closing (the "Statement"). The Statement shall be prepared in accordance with generally accepted accounting principles consistently applied by the Companies.

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          (b)  No later than 45 days after receipt of the Statement, Buyer shall notify the Shareholder in writing of any items in the Statement the accuracy and fairness of which it disputes. If Buyer shall have failed to notify the Shareholder within such period of any dispute with respect to the Statement, then the Statement shall be conclusively considered to be true and correct. If Buyer disputes any items of the Statement, Buyer and the Shareholder shall attempt to resolve the disputed items. If such disputed items are not resolved within 60 days after receipt by Buyer of the Statement, Buyer and the Shareholder shall promptly instruct a nationally recognized independent firm of accountants agreed to by the parties to resolve such disputed items. The decision of such firm shall be binding upon the parties, and the fees and expenses of such firm shall be borne one-half by the Shareholder and one-half by Buyer.

     2.5 Effective Time. For tax and accounting purposes, the effective time of the acquisition of the Shares hereunder shall be 12:01 a.m. on December 1, 1998.

     2.6  Adjustment for Revenues Received and Expenses Paid by the
Shareholder.

          (a) Within five business days following the Closing, the Shareholder shall prepare and deliver to Buyer a detailed statement (the "Adjustment Statement") of:

               (i) all amounts paid to or received by either Company during the period from the opening of business on December 1, 1998, to the close of business on the date hereof (the "Adjustment Period") which were paid or endorsed over to the Shareholder (or any other person other than the Companies at the direction of the Shareholder) and/or deposited by the Shareholder in its own account, whether on account of revenue, income, refund or otherwise; and

               (ii) all amounts paid by the Shareholder (or by any other person other than the Companies at the direction of the Shareholder) during the Adjustment Period for or on behalf of the Companies or either of them in respect of any liabilities (other than in respect of the Indebtedness) of the Companies or either of them, whether current or long term and whether on account of third-party indebtedness for borrowed money, expenses (including prepaid expenses), or otherwise;

and for the purposes of paragraph (ii) above, any amounts set off by third parties against any amount owed by such third party to the Shareholder (or such other person other than the Companies) shall be deemed to be a payment made by the Shareholder (or such other person).

          (b) No later than 60 days after receipt of the Adjustment Statement, Buyer shall notify the Shareholder in writing of any items in the Adjustment Statement the accuracy and fairness of which it disputes. If Buyer shall have failed to notify the Shareholder within such period of any dispute with respect to the Adjustment Statement, then the Adjustment Statement shall be conclusively considered to be true and correct. If Buyer disputes any items of the Adjustment Statement, Buyer and the Shareholder shall attempt to resolve the disputed items. If such disputed items are not resolved within 90 days after receipt by Buyer of the Adjustment Statement, Buyer and the Shareholder shall promptly instruct a nationally recognized independent firm of accountants agreed to by the parties to resolve such disputed items. The decision of such firm shall be binding upon the parties, and the fees and expenses of such firm shall be borne one-half by the Shareholder and one-half by Buyer.

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          (c)  Following the procedure set out in Section 2.6(b), in the event that the amount in Section 2.6(a)(i) is greater than the amount in Section 2.6(a)(ii), the Shareholder shall forthwith and in any event within 10 days following agreement on or determination of the Adjustment Statement in accordance with Section 2.6(b), pay the amount of such excess to Buyer. In the event that the amount in Section 2.6(a)(ii) is greater than the amount in
Section 2.6(a)(i), Buyer shall forthwith and in any event within 10 days following agreement on or determination of the Adjustment Statement in accordance with Section 2.6(b), pay the amount of such excess to the Shareholder.

                                 ARTICLE III.
             REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

     The term "Disclosure Schedule" means the Disclosure Schedule attached hereto as Exhibit A, and the phrase "set forth in the Disclosure Schedule" means expressly referred to in the Disclosure Schedule or in any of the documents referred to in the Disclosure Schedule. The Shareholder represents and warrants to Buyer the following:

     3.1 Corporate Existence and Qualification. Except as disclosed in the Disclosure Schedule, each Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and is duly qualified to do business and is in good standing as a foreign corporation in each state where the character of its properties or the nature of its business requires it to be so qualified. Each Company has the corporate power to own, operate and lease its properties and to carry on its business as presently conducted.

     3.2 Power and Authority; Enforceability. The Shareholder has all requisite power and authority to enter into this Agreement and all other documents to be entered into by the Shareholder in connection with the consummation of the transactions contemplated hereby. This Agreement and all other documents entered into by the Shareholder in connection with the consummation of the transactions contemplated hereby have been duly authorized, executed and delivered on behalf of the Shareholder and, assuming due authorization, execution and delivery by Buyer, constitutes a legal, valid and binding obligation of the Shareholder enforceable in accordance with its terms, except that (a) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and (b) the remedies of specific performance and injunction and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     3.3 Capitalization and Ownership. All of the issued and outstanding shares of the Target Company are owned of record and beneficially by the Shareholder, subject to no lien or other encumbrance. All of the issued and outstanding shares of H2O Construction & Maintenance, Inc. are owned of record and beneficially by the Target Company, subject to no lien or other encumbrance. All of the issued and outstanding shares of each Company are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or other rights of any person to acquire securities of such Company. Except for this Agreement, there are no outstanding options, convertible securities, rights (preemptive or other), warrants, calls or agreements relating to any capital stock of the Companies.

     3.4 No Default or Consents. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein (a) conflicts with or results in (or with giving of notice or passage of time would result in) a breach, default or violation of (i) any of the terms,

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provisions or conditions of the charter or bylaws of either Company or (ii)
any agreement, document, instrument, judgment, decree, order, governmental permit, certificate or license to which either Company or the Shareholder is a party or to which it is subject or by which its property is bound, (b) results in the creation of any lien, charge or other encumbrance on any material property or asset of either Company or the Shareholder, or (c) requires either Company or the Shareholder to obtain the consent of any private non-governmental third party. To the Knowledge of the Shareholder, no consent, action, approval or authorization of, or registration, declaration or filing with, any governmental department, commission, agency or other instrumentality having jurisdiction over either Company or the Shareholder is required by either Company or the Shareholder to authorize the execution and delivery of this Agreement by the Shareholder or the performance of its terms by the Shareholder.

     3.5 Financial Statements. The Target Company has delivered to Buyer copies of the unaudited consolidated balance sheet of the Target Company as of October 31, 1998, and the related unaudited consolidated statement of income of the Target Company for the period then ended (true, complete and accurate copies of which are included in the Disclosure Schedule) (together the "Financial Statements"). The Financial Statements fairly present (i) the financial position of the Companies as of the date of the Financial Statements and (ii) the results of the operations of the Companies for the fiscal period ended on such date, all in conformity with generally accepted accounting principles applied on a consistent basis with prior periods (except as otherwise stated therein or in the notes thereto) throughout the period involved. Neither Company owns any stock or any other equity interest in any other corporation, association or business entity and is not a party to any joint venture or partnership agreement (other than the ownership by the Target Company of stock in H2O Construction & Maintenance, Inc.). There are no liabilities, contingent or otherwise, of either Company not reflected in the Financial Statements, this Agreement or the Disclosure Schedule, other than incurred in the ordinary course of business of either Company.

     3.6 No Adverse Changes. Except as set forth in the Disclosure Schedule, since October 31, 1998 there has been (a) no change in (i) the assets, liabilities or financial condition of either Company from that set forth in the Financial Statements or (ii) the condition (other than financial) or business of either Company, other than, with respect to clauses (i) and (ii) hereof, changes in the ordinary course of business the effect of which changes has not caused, individually or in the aggregate, a Material Adverse Effect,
(b) no damage, destruction or loss, whether or not covered by insurance, having a Material Adverse Effect, (c) no labor dispute, other than routine grievances by individual employees, that has caused, individually or in the aggregate, a Material Adverse Effect, (d) no declaration or payment by either Company of any dividend or other distribution, in cash or property or other assets, (e) no transfer of any Intellectual Property Rights, (f) no mortgage or pledge of any assets of either Company, (g) no contractual obligation entered into by either Company providing for obligations of a party thereto of $10,000 or more other than in the ordinary course of the routine daily affairs of either Company's business, (h) no agreement by either Company to borrow money or incur or guarantee indebtedness, or (i) no notice received regarding the termination or cancellation of any material contract, to which either Company is a party.

     3.7 Title to Properties. Each Company has good and indefeasible title to all of its real properties purported to be owned in fee, and good and merchantable title to all of its personal properties and assets reflected in the Financial Statements, or purported to have been acquired after the date of such Financial Statements (excepting, however, property and other assets, in the aggregate not material to either Company, sold or otherwise disposed of

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subsequent to such date in the ordinary course of business), free of any mortgage, pledge, lien, charge, security interest or other encumbrance, subordination or adverse claim, except as reflected in the Financial Statements, as set forth in the Disclosure Schedule or for such imperfections of title and encumbrances as do not individually or in the aggregate materially detract from the value of such property or impair the business or property of the Companies. Each Company enjoys peaceful and undisturbed possession under all material permits or leases under which it is operating, and all such leases are valid, subsisting and in full force and effect in all material respects. Neither Company has been advised of a breach of any such permit or lease and there is no basis for any such breach to be threatened. Except as set forth in the Disclosure Schedule, neither any director or officer of either Company nor the Shareholder owns or has any interest (other than as shareholder) in any property, real or personal, tangible or intangible, used in the business of the Companies.

     3.8 Litigation, Judgments, Etc. Except as disclosed in the Disclosure Schedule, there are no actions, claims, suits, investigations or proceedings to which either Company is a party pending or, to the Knowledge of the Shareholder, threatened in any court or before or by any federal, state or other governmental department, commission, agency or other instrumentality (excluding any rulemaking, investigation or similar proceeding of general applicability and any appeal or petition for review relating thereto), or before any arbitrator, that may have a Material Adverse Effect or which seeks to prohibit, restrict or delay consummation of the transactions contemplated
hereby.  Neither Company is   in default with respect to any judgment, order,
writ, injunction, decree or award applicable to it of any court or other governmental instrumentality or arbitrator having jurisdiction over it. The Companies have all material permits, certificates, licenses, approvals, and other authorizations which are required in connection with the operation of their business, all such permits, certificates, licenses, approvals and other authorizations are in full force and effect and there is no basis for any breach thereof to be threatened. Each Company is exercising reasonable efforts, to the extent customary in its businesses, to comply with all statutes, rules and regulations applicable to it of governmental authorities having jurisdiction over it, and is not in violation of or in default with respect to any statute, or any rule or regulation applicable to it of any governmental authority having jurisdiction over it, which violation or default individually or in the aggregate may have a Material Adverse Effect.

     3.9 Intellectual Property Rights. The Disclosure Schedule sets forth a list of all patents, patent applications, trademarks (whether registered or not), trademark applications, trade names, copyrights, patent or know-how licenses (wherein the either Company is either licensee or licensor), used in the ordinary course of business of either Company (the "Intellectual Property Rights"). The Intellectual Property Rights are owned, lawfully possessed or used by the Companies. No past due royalties or other payments subsequent to the Date hereof are or will be required to be paid to any person, firm or corporation who is the licensor under any license agreements as they presently exist. Neither Company is in default in any material respect of any obligation with respect to any agreement with others concerning the Intellectual Property Rights. There is no existing or, to the Knowledge of the Shareholder, threatened infringement, misuse or misappropriation by others of the Intellectual Property Rights. There is no pending or, to the Knowledge of the Shareholder, threatened claim by either Company against others for any such infringement, misuse or misappropriation and there is no pending judicial proceeding involving any claim. Neither Company has received any written notice or claim of any infringement, misuse or misappropriation by either Company of any patent, trademark, trade name, copyright, intellectual property rights license or similar right owned by any third party.

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     3.10  Contractual Obligations.

           (A) Except as set forth in the Disclosure Schedule or the Financial Statements, neither Company is a party to any of the following, whether written or oral:

                (i) express or implied contract for the employment of any individual employee that cannot be terminated by either Company without penalty within 30 days;

                (ii) collective bargaining agreement or other contract with any labor union;

                (iii) lease under which it is the lessee of real or personal property which lease (a) is not terminable without penalty on less than 30 days' notice and (b) provides for annual base rental payments in excess of $10,000;

                (iv) contract for the future purchase or sale of materials, supplies, equipment or services that is not terminable without penalty on less than 30 days' notice;

                (v) agreement that purports to limit its freedom to compete in any line of business or in any geographic area or to borrow money or incur or guarantee indebtedness;

                (vi)  tax sharing agreement that will survive the Date hereof;
and

                (vii) agreement with the Shareholder or any person or entity controlled, directly or indirectly, by the Shareholder.

           (B) Except as set forth in the Disclosure Schedule, neither Company is a party to any written or oral contract relating to the borrowing of money or the guaranty of any obligation for the borrowing of money.

           (C) Neither Company is in default, and but for a requirement that notice be given or that a period of time elapse or both, would be in default, under any contract, agreement, lease or other instrument to which it is a party or by which it or its properties is bound which default may have a Material Adverse Effect.

           (D) The Shareholder has no Knowledge of any default in any obligation to be performed by any party to any material contract to which either Company is a party.

     3.11  Taxes.

           (A) Except as disclosed in the Disclosure Schedule, all returns of Taxes, information and other reports required to be filed in any jurisdiction by either Company (collectively, "Tax Returns") have been timely filed and all such Tax Returns are true, correct and complete in all material respects. All Taxes applicable to either Company or any of its properties which are due and payable have been paid or provided for. The Shareholder has no Knowledge of any proposed assessment of Taxes, interest or penalties against either Company for which adequate provision in accordance with generally accepted accounting principles has not been made in the Financial Statements. The provisions for Taxes in the Financial Statements are adequate for all open years. Neither Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other entity) of any

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statute of limitations relating to payment of any Taxes with respect to either
Company or for which either Company may be liable. All Taxes that either Company is or was required by law to withhold or collect through the date hereof, have been duly withheld or collected, and, to the extent required, have been paid to the proper taxing authority or other person.

           (B) No audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of either Company, nor has either Company received a ruling from the Internal Revenue Service or entered into any agreement regarding Taxes with any taxing authority that may, individually or in the aggregate, have a Material Adverse Effect after the date hereof.

     3.12  Employee Benefit Plans.

           (A) Except as set forth in the Disclosure Schedule, neither Company maintains, sponsors, participates in or contributes to, or is required to contribute to, directly or indirectly, nor has any obligation under:

                (i) Any employee benefit plan, employee pension benefit plan, employee welfare benefit plan (including any medical, dental, disability, accident or sickness, salary continuation or life insurance plan or arrangement), or multiemployer plan, all as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), regardless of whether or not a plan is exempt from some or all of the otherwise applicable requirements of ERISA; or

                (ii) Any bonus, deferred compensation, incentive compensation, restricted stock, stock purchase, stock option, stock appreciation right, debenture, supplemental pension, profit sharing, royalty pool, severance or termination pay plan, supplemental unemployment benefits plan, loan guarantee, relocation assistance, employee loan or other extensions of credit, or other similar plan, program, agreement, policy, commitment, arrangement or benefit currently in effect under which current or former employees or their dependents, beneficiaries, representatives or estates are currently or will in the future be entitled to benefits.

           (B) With respect to each plan, program, policy or benefit referred to in the Disclosure Schedule (each, a "Benefit Plan"):

                (i) Each Benefit Plan has been operated and administered in accordance with its terms and applicable laws, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). Each Benefit Plan that is intended to be qualified under the Code either has received from the Internal Revenue Service, or timely applied for, a determination letter on such Benefit Plan's qualified status.

                (ii) Neither Company nor, to the Shareholder's knowledge, any other party in interest (within the meaning of ERISA) has engaged in any non-exempt prohibited transaction with respect to any Benefit Plan under ERISA, the Code, and, to the Knowledge of the Shareholder, there is no pending assertion of the occurrence of any such transaction.

                (iii) All contributions required under applicable law or the terms of any Benefit Plan, collective bargaining agreement or other agreement relating to a Benefit Plan to be paid by either Company for all periods prior to the date hereof have been completely and timely made to each Benefit Plan when due, and each Company has established adequate reserves on its books to meet liabilities for contributions accrued but that have not been made because they are not yet due and payable.

                (iv) There is no current or pending investigation or audit by the Internal Revenue Service, the Department of Labor or any other governmental entity of any Benefit Plan, nor has either Company received notification from any such governmental entity of such a pending audit or investigation, and there are no actions, suits or claims pending (other than routine claims for benefits) or, to the Knowledge of the Shareholder, threatened with respect to any Benefit Plan or against the assets of any such Benefit Plan.

                (v) No Benefit Plan is or ever has been a plan subject to Title IV of ERISA, Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code, or is or ever has been a multiemployer plan as defined in Section 3(37) of ERISA or Section 414(f) of the Code.

                (vi) Each Company has substantially complied with all notice and continuation coverage requirements applicable to group health plans under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), with respect to all medical and health benefits provided by either Company that are subject to COBRA.

           (C) There are no members of a "controlled group" of organizations (as defined in Section 414(b), (c), (m) or (o) of the Code) with either Company which sponsor or maintain any employee benefit plan within the meaning of Section 3(3) of ERISA which under Title IV of ERISA or any section of the Code or ERISA would subject either Company or any of its employee benefit plans or the fiduciaries thereof or their respective assets to any taxes, encumbrances, penalties or other liabilities.

     3.13 Charter Documents. The Shareholder has delivered to Buyer complete, true and accurate copies of the charter documents and bylaws of each Company as currently in effect.

     3.14 Insurance. The Disclosure Schedule sets forth the issuers of and the amounts of coverage of all insurance policies which are owned by either Company and complete, true and accurate copies of such policies have been supplied to Buyer. All of such insurance policies are in full force and effect.

     3.15  Environmental Matters.

           (A) Except as set forth in the Disclosure Schedule, (i) each Company has obtained all Environmental Permits that are required in connection with the business, operations and properties of such Company, (ii) each Company has been, and each Company is, in compliance with all terms and conditions of all applicable requirements of Environmental Law and Environmental Permits, (iii) neither Company has received any written notice from a governmental authority of any violation, alleged violation, or liability arising under any requirements of Environmental Law or Environmental Permits, (iv) no Environmental Claims have, to the Knowledge of the Shareholder, ever been threatened or asserted or are presently pending against either Company attributable to present or past operations on premises owned, leased or operated by either Company, and (v) no condition or set of facts or circumstances exists that could reasonably be expected to give rise to an Environmental Claim against either Company.

           (B) Except as set forth in the Disclosure Schedule, neither Company has disposed, treated, or arranged for the disposal or treatment of any toxic or hazardous waste, materials or substances at a site or location, or has leased, used, operated or owned a site or location which (i) has been placed on the National Priorities List or its state equivalent pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, as amended ("CERCLA"), or similar state law, (ii) the Environmental Protection Agency or relevant state authority has proposed, or is proposing, to place on the National Priorities List or state equivalent, (iii) is, to the Knowledge of the Shareholder, subject to a lien, administrative order or other demand either to take response or other action under CERCLA or other Environmental Law, or to develop or implement a "Corrective Action Plan" or "Compliance Plan," as each is defined in regulations promulgated pursuant to the Resource Conservation and Recovery Act, as amended, or to reimburse any person who has taken response or other action in connection with that site, (iv) is on any Comprehensive Environmental Response Compensation Liability Information System List, (v) has been the site of any Release from present or past operations of either Company (or any of its predecessors) which would be either reportable under any requirements of Environmental Law or which has caused at such site or any third party site any condition that has resulted in or could reasonably be expected to result in a claim against either Company under Environmental Law, or (vi) to the Knowledge of the Shareholder, is located within one mile of a property described in any of subclauses (i) through (iv) above.

           (C) Except as set forth in the Disclosure Schedule, (i) neither Company has ever owned or operated any underground storage tanks (USTs) containing petroleum products or wastes or other substances regulated by 40 CFR Part 280 or other applicable requirements of Environmental Law, or has owned or operated any real estate having any USTs, (ii) there are no polychlorinated biphenyl or asbestos in or on premises currently owned, leased or operated by either Company, and (iii) no entities or sites owned or operated by third parties have been used by either Company in connection with the treatment, storage, disposal or transportation of Hazardous Substances, except in compliance with applicable Environmental Law and except for such violations that have been remedied.

           (D) Except as set forth in the Disclosure Schedule, the plants, structures, equipment and other properties currently owned or used by either Company are in conformance with all applicable requirements of Environmental Law.

     3.16 Personnel. There are no officers, directors, employees, and consultants and agents with whom either Company has agreements not terminable at the will of either Company.

     3.17 Accounts and Notes Receivable. All accounts receivable of each Company are (a) bona fide claims against debtors for work performed or other charges, (b) to the Knowledge of the Shareholder, subject to no defenses, set-offs or counterclaims, and (c) collectible subject to such Company's normal reserve for bad debts. The Disclosure Schedule sets forth a list of all notes receivable of the Companies not shown in the Financial Statements.

     3.18 Condition of Assets. Since October 31, 1998, each Company has operated, maintained and repaired its tangible assets in the ordinary course of business in a manner consistent with past practice. Such assets are capable of being used without the present need for repair or replacement except in the ordinary course of business in a manner consistent with such Company's past practice. The Disclosure Schedule contains a list which, to the Shareholder's Knowledge, is a complete list of the Companies' capital assets.

     3.19 Real Property. Each Company's ownership and use of its real properties and the location, construction, occupancy, operation and use of improvements thereon by the Target Company are in compliance with (a) all applicable laws, rules and regulations of any governmental authority (including, without limitation, those regulating the environment, health and safety), (b) all applicable decrees, orders, injunctions and other decisions of any court, arbitrator, governmental authority or administrative agency with jurisdiction over such Company, (c) all leases, easements, rights-of-way and other instruments creating or establishing any rights over such properties, and (d) all agreements, contracts, leases, deed restrictions and restrictive covenants, whether or not recorded in the public records, affecting the same. None of such real properties has been condemned, requisitioned or otherwise taken by any governmental authority, and no such condemnation, requisition or other taking is pending or, to the Knowledge of the Shareholder, contemplated.

     3.20 Accurate and Complete Records. The books, ledgers, financial records and other records of each Company for the period of time which is not less than three years prior to the date hereof or any such longer period as may be required by applicable laws or regulations:

          (a)  are in the possession of the Target Company;

          (b) have been, in all material respects, maintained in accordance with all applicable laws, rules and regulations and generally accepted standards of practice; and

          (c) are accurate and complete in all material respects and do not contain or reflect any material discrepancies.

     3.21 Brokerage Arrangements. Neither Company nor the Shareholder have entered (directly or indirectly) into any agreement with any person, firm or corporation that would obligate Buyer to pay any commission, brokerage or "finder's fee" in connection with the transactions contemplated herein.

                                  ARTICLE IV.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to the Shareholder as follows:

     4.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas with corporate power to carry on its business as now being conducted.

     4.2 Power and Authority; Enforceability. Buyer has all requisite corporate power and authority to enter into this Agreement and all other documents to be entered into by Buyer in connection with the consummation of the transactions contemplated hereby and to perform its obligations hereunder and thereunder. This Agreement and all other documents entered into by Buyer in connection with the consummation of the transactions contemplated hereby have been duly authorized, executed and delivered on behalf of Buyer and, assuming due authorization, execution and delivery by the Shareholder, constitutes a legal, valid and binding obligation of Buyer enforceable in accordance with its terms, except that (a) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and (b) the remedies of specific performance and injunction and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     4.3 No Default or Consents. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein (a) conflicts with or results in (or with giving of notice or passage of time would result in) a breach, default or violation of (i) any of the terms, provisions or conditions of the charter or bylaws of Buyer or (ii) any material agreement, document, instrument, judgment, decree, order, governmental permit, certificate or license to which Buyer is a party or to which it is subject or by which its property is bound, or (b) result in the creation of any lien, charge or other encumbrance on any material property of Buyer, or (c) require Buyer to obtain the consent of any private non-governmental third party. No consent, action, approval or authorization of, or registration, declaration or filing with, any governmental department, commission, agency or other instrumentality having jurisdiction over Buyer is required by Buyer to authorize the execution and delivery of this Agreement by Buyer or the performance of its terms by Buyer.

     4.4 Investment Purposes. Buyer is acquiring the Shares for its own account and not with a view to any distribution thereof.

                                   ARTICLE V.
                                    CLOSING

     5.1 Closing. The Closing shall be held at the offices of Dufford & Brown, P.C., Suite 1700, 1700 Broadway, Denver, Colorado, concurrently with the execution of this Agreement.

     5.2 Closing Obligations of Buyer. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject, at the option of Buyer, to the satisfaction or waiver of the following conditions:

          (a) The Companies' Corporate Documents. The Shareholder shall deliver to Buyer (i) the Stock and Minute Books and Corporate Seal (if any) of each Company, (ii) certified copies of the certificate of incorporation and bylaws of each Company, and (iii) certificates of good standing from the state of incorporation of each Company and all states where it is qualified to do business as a foreign corporation;

          (b) Stock Certificates. The Shareholder shall surrender its Target Company stock certificates to Buyer duly endorsed or with a blank stock power attached thereto;

          (c) Directors and Officers. The Shareholder shall furnish Buyer with written resignations of all directors and officers of each Company in form reasonably acceptable to Buyer; and

          (d) Assignment and Assumption Agreements. The Shareholder shall execute Assignment and Assumption Agreements relating to contracts between the Shareholder and each of Climax Molybdenum Company, Hamilton Creek Metro District, the State of Colorado and the Town of Larkspur.

     5.3 Closing Obligations of the Shareholder. The obligation of the Shareholder to consummate the transactions contemplated by this Agreement is subject, at the option of the Shareholder, to the satisfaction or waiver of the following conditions:

          (a) Payment of Consideration. Buyer shall pay to the Shareholder $11,250,000;

          (b) Resolutions of Buyer. Buyer shall furnish the Shareholder with certified copies of resolutions duly adopted by the Board of Directors of Buyer authorizing the execution, delivery and performance of this Agreement;

          (c) Buyer's Corporate Documents. Buyer shall furnish the Shareholder with certified copies of its articles of incorporation and bylaws;

          (d) Lease. The Target Company and AquaSource, Inc. shall execute a five-year lease of the premises at 12570 East 39th Avenue, Denver in the form of Exhibit B attached hereto;

          (e) Directors and Officers. Each officer and director of each Company and the Companies shall execute and deliver mutual releases of all claims (other than any claims any such officer or director may have as an employee of either Company); and

          (f) Assignment and Assumption Agreements. Buyer shall execute the agreements referred to in Section 5.2(d).

                                 ARTICLE VI.
                                 INDEMNITY

     6.1 Indemnity. Subject to the provisions of Sections 6.5 and 6.6, Buyer shall indemnify and hold harmless the Shareholder, its directors, officers, shareholders, employees, agents and their respective heirs, and permitted successors and assigns ("Seller Indemnified Parties") from and against any claim, liability, loss, cost, damage or expense (including, without limitation, court costs and reasonable attorneys' fees and expenses) (a "Claim") arising out of, resulting from or in any way related to (a) the breach of, or the failure to perform or satisfy any of, the representations and warranties or covenants or agreements made by Buyer in this Agreement or
(b) the Target Company's failure to perform the obligations of the Shareholder under the design-build agreement between the Shareholder and Monfort Inc. dated July 29, 1997, (which obligations Buyer hereby agrees to cause the Target Company to perform), and any and all claims made against the Shareholder for indemnification or otherwise, in respect of the related performance bond provided such Claim relates to a matter arising after the Closing. Buyer shall reimburse Seller Indemnified Parties for any legal or other expenses reasonably incurred by Seller Indemnified Parties in connection with investigating or defending any such Claim as such expenses are incurred.

     Subject to the provisions of Sections 6.5 and 6.6, the Shareholder shall indemnify and hold harmless Buyer, the Companies and their respective officers, directors, shareholders, employees, agents and their permitted successors and assigns ("Buyer Indemnified Parties") from and against any Claim arising out of, resulting from or in any way related to :

          (a) a breach of or the failure to perform or satisfy any of, the representations, warranties and covenants made by the Shareholder in this Agreement;

          (b) violations or claimed violations of any Environmental Laws or Environmental Permits alleged by any party which relate in any way to the ownership, occupancy, use, operation, or conditions of present or former properties of either Company on or before the date hereof;

          (c) any Environmental Claim which relates in any way to the ownership, occupancy, use, operation, or conditions of present or former properties of either Company on or before the date hereof;

          (d) any cleanup or remediation requirement or liability respecting a Release or threatened Release of any Hazardous Substances to the extent that those Hazardous Substances are present at any present or former properties of either Company on or before the date hereof;

          (e) any cleanup or remediation requirement respecting a Release or threatened Release of any Hazardous Substances shipped on or before the date hereof to any facility or location by either Company; or

          (f) any Taxes attributable to either Company with respect to any taxable periods or portions thereof ending on or before the date hereof to the extent not fully accrued on the Financial Statements.

     The Shareholder shall reimburse Buyer Indemnified Parties for any legal or other expenses reasonably incurred by Buyer Indemnified Parties in connection with investigating or defending any such Claim as such expenses are incurred.

     6.2 Negligence or Strict Liability. Notwithstanding the foregoing, the Shareholder's obligation to Indemnify Buyer Indemnified Parties shall not be reduced, offset or adversely affected, in whole or in part, because of the negligence or alleged negligence of Buyer on or prior to the date hereof in investigating or evaluating the Companies in contemplation of the consummation of the transactions contemplated by this Agreement or because of the negligence, alleged negligence or strict liability of the Companies on or prior to the date hereof.

     6.3  Notice.

          (a) As used in this Section 6.3, the term "Indemnified Party" shall mean any Seller Indemnified Party or any Buyer Indemnified Party, as the case may be, which is asserting a claim for indemnity hereunder. Any party against whom a claim for indemnification is asserted by an Indemnified Party pursuant to this Article VI is referred to herein as an "Indemnifying Party." In the event that any Claim (a "Third Party Claim") is asserted against or sought to be collected from an Indemnified Party by a person who is not a Buyer Indemnified Party or a Seller Indemnified Party (a "Third Party"), such Indemnified Party shall give prompt notice to the Indemnifying Party of such event ("Claim Notice"). A Claim Notice shall specify, to the extent known by the Indemnified Party, the nature of and specific basis for any Claims or the nature of and specific basis of any suit, action, investigation or proceeding set forth therein and the amount or the estimated amount thereof to the extent then practicable. Any failure on the part of any Indemnified Party promptly to provide a Claim Notice to the Indemnifying Party shall relieve the Indemnifying Party of such party's obligation under this Article VI only to the extent that the Indemnifying Party has been prejudiced by the lack of timely and adequate notice to the Indemnifying Party.

          (b) The Indemnifying Party shall have 30 days from the delivery or receipt of a Claim Notice ("Notice Period") to notify the Indemnified Party
(i) whether or not it disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to the Claims identified in the Claim Notice, and (ii) whether or not it desires to assume the defense of the Third Party Claim identified in the Claim Notice; provided, however, that any Indemnified Party is hereby authorized during the Notice Period to file any motion, answer or other pleading that shall be necessary or appropriate to protect its interests or those of the Indemnifying Party. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against the Claim identified in the Claim Notice, the Indemnifying Party shall have the right and obligation, at its sole cost and expense, to defend with counsel of its own choosing by all appropriate proceedings, which proceedings shall be properly and diligently settled or prosecuted to a final non-appealable order of a court of competent jurisdiction; provided, however, that (a) the Indemnified Party shall at all times have the right, at its sole option and expense, to employ separate counsel and to participate fully in the defense, compromise or settlement thereof, and (b) if the Indemnifying Party does not proceed diligently to defend the Claim within 30 days after personal delivery or receipt of a Claim Notice, the Indemnified Party shall have the right, but not the obligation, to undertake the defense of any such Claim and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make as to such Claim. Upon its assumption of the defense of any such Claim, the Indemnifying Party shall have full control of such defense and proceedings including any compromise or settlement thereof.

If there is more than one Indemnifying Party, then all Indemnifying Parties must coordinate the defense of the Indemnified Party against any Claims so as not adversly to affect the Indemnified Party's right to a proper defense.

          (c) The parties agree reasonably to cooperate with one another and their respective counsel in contesting and defending any Third Party Claim (including granting reasonable access to the pertinent books, records and personnel in their possession or control, or in the possession or control of the Companies) or, if appropriate and related to the Claim in question, in making (i) any counterclaim against the Third Party asserting the Claims, or
(ii) any cross complaint against any person.

          (d) Notwithstanding anything in this Section 6.3 to the contrary, the Indemnifying Party shall not, without the written consent of the Indemnified Party (i) settle or compromise any Claim or consent to the entry of any judgment with respect to such Claim that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a written release from all liability in respect to such Claim, (ii) settle or compromise any Claim in any manner that may materially and adversely affect the Indemnified Party, or (iii) settle or compromise any Claim in a manner that will require the Indemnified Party to pay any money.

          (e) If the Indemnifying Party fails to notify the Indemnified Party within the Notice Period that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 6.3(b), or if the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 6.3(b), but fails diligently and promptly to prosecute, defend or settle any Third Party Claim, then the Indemnified Party shall have the right to defend, or compromise and settle at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings may be prosecuted by the Indemnified Party to a final non-appealable order of a court of competent jurisdiction or settled without the consent of the Indemnifying Party. The Indemnified Party shall have full control of such defense and proceedings.

          (f) In the event any Indemnified Party should have a Claim against any Indemnifying Party hereunder that does not involve damages being asserted against or sought to be collected from it by a Third Party, the Indemnified Party shall send a Claim Notice containing the same type of information required by Section 6.3(a) with respect to such Claim to the Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Party within the Notice Period that it disputes such Claim, the amount of such damages shall (unless it shall not have been reasonably practicable for the Indemnifying Party to give such notification) be conclusively deemed a liability of the Indemnifying Party hereunder.

     6.4 Indemnification Rights. Other than any right to sue for fraud, the indemnification rights provided for in this Article VI are the sole remedy of either party in respect of any breach of representation, warranty, covenant or agreement contained in this Agreement.

     6.5 Limitation of Liability. Notwithstanding any other provision hereof, (i) the Shareholder shall have no liability for any breaches of any representation or warranty as a result of a circumstance or fact of which the Shareholder shall have been unaware and should not reasonably have been aware unless the aggregate liabilities for all such breaches exceeds $10,000, and
(ii) the aggregate liability of the Shareholder for all breaches shall not exceed the aggregate purchase price referred to in Section 2.2.

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
     6.6  Survival.  The rights of Buyer to give a Claim Notice pursuant to
Section 6.3(a) or Section 6.3(f), as the case may be, or to initiate any action in respect of any Claim (including a Third Party Claim) shall survive the Closing until the close of business on the date that is the earlier to occur of (i) three business days prior to the date of the holding of a shareholders' meeting of the Shareholder called for the purposes of approving a sale of stock of the Shareholder, the sale of substantially all assets of the Shareholder, any merger of the Shareholder with one or more other entities, any transaction involving exchange of securities for all the stock of the Shareholder, or any other transaction relating to the change of control of the Shareholder, (provided, always, that such transaction is approved at such meeting) and (ii) the date that is one year after the date hereof (other than in relation to the representations and warranties contained in Sections 3.1, 3.2, 3.3 and 3.11, where such right shall survive until the expiration of the applicable statute of limitations). Buyer agrees to make available to the Shareholder and its counsel, and to other parties involved in any transaction referred to above and their counsel, the minute books (including share ledger and register) of each of the Companies from time to time following the Closing (including, after the earlier of the dates in subparagraphs (i) and (ii) above) during business hours and on reasonable notice.

                                  ARTICLE VII.
                                 MISCELLANEOUS

     7.1 Keystone Project. Buyer shall use its reasonable best efforts to cause the performance and financial guarantees of the Shareholder in relation to the Keystone, South Dakota project referred to in Section 3.7 of the Disclosure Schedule to be released and replaced by guarantees of Buyer or one of its affiliates. Without limiting the generality of the foregoing, Buyer shall cause its shareholder, AquaSource, Inc., to provide, on request, its performance guarantee under the Keystone Service Agreement (as defined in the Disclosure Schedule) and its financial guarantee under the Keystone Bond Indenture (as defined in the Disclosure Schedule), on the same terms as such guarantees were previously given by the Shareholder, and shall provide the beneficiaries of such guarantees with such financial information relating to AquaSource, Inc. as is reasonably requested or required by such beneficiaries for the purposes of confirming the financial capability of AquaSource, Inc.

     7.2  Post-Closing Operations of Business.

          (a) Buyer may request the Shareholder to assist in the operations of the Target Company for up to ninety days from the date hereof to ensure a smooth transfer of operations.

          (b) The Shareholder shall use its reasonable best efforts to obtain the consent of Monfort, Inc. to the subcontracting by the Shareholder of its obligations under its Design-Build Agreement dated July 29, 1997, to the Target Company as soon as reasonably practicable.

          (c) The Shareholder shall at its expense cause the preparation and filing of the federal tax return of the Target Company for the period from October 1, 1996 to August 20, 1997.

          (d) The Shareholder shall immediately following the Closing pay off all indebtedness of the Target Company for borrowed money in excess of the Indebtedness and obtain all necessary releases and UCC terminations from the relevant creditors.

     7.3 Notice. Any notice, request, instruction, correspondence or other document required to be given hereunder by any party to another (herein collectively called "Notice") shall be in writing and delivered in person or by courier service requiring acknowledgment of delivery or mailed by certified mail, postage prepaid and return receipt requested, or by telecopier, as follows:

     If to Buyer, addressed to:

          AquaSource Services and Technologies, Inc.
          16810 Barker Springs, B215
          Houston, Texas 77084
          Attention: Mr. Edward R. Wallace
          Telecopier No.: (281) 578-1620

     If to the Shareholder, addressed to:

          7670 South Vaughn Court, Suite 130
          Englewood, CO 80112
          Attention: Mr. Steven H. Davis, President
          Telecopier No.: (303) 708-1349

     With a copy to:

          Dufford & Brown, P.C.
          1700 Broadway, Suite 1700
          Denver, CO 80290
          Attention: Mr. Edward D. White III
          Telecopier No.: (303) 832-3804

Notice given by personal delivery or courier service shall be effective upon actual receipt. Notice given by mail shall be effective five days after deposit with the United States postal service. Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if received before the recipient's normal business hours. All Notices by telecopier shall be confirmed promptly after transmission in writing by regular mail or personal delivery. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

     7.4 Post-Closing Employee Benefits. The Shareholder shall maintain the current employee benefits for the employees of the Companies until such employees become entitled to receive the employee benefits provided to employees of other subsidiaries of Buyer. Buyer shall proceed diligently so to qualify such employees and shall reimburse the Shareholder for the costs of such current benefits and reasonable processing fees relating thereto.

     7.5 Further Assistance. The Shareholder shall execute and deliver without additional expense to Buyer such additional documents prepared by Buyer as are reasonably necessary to consummate the transactions contemplated hereby.

     7.6 Governing Law. The provisions of this Agreement and the documents delivered pursuant hereto shall be governed by and construed and enforced in accordance with the laws of the State of Colorado.

     7.7 Entire Agreement; Amendments and Waivers. This Agreement, together with all schedules and exhibits attached hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the

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party to be bound thereby.  No waiver of any of the provisions of this
Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

     7.8 Severability. If any one or more of the provisions contained in this Agreement or in any other document delivered pursuant hereto shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement or any other such document.

     7.9 Headings and Exhibits. The headings of the several Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The schedules and exhibits referred to herein are attached hereto and incorporated herein by this reference.

     7.10 Successors Bound; Third Parties. This Agreement may not be assigned by either party (other than to an affiliate of such party) without the consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective permitted successors and assigns, any liabilities, duties, rights, benefits or obligations hereunder.

     7.11 Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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     IN WITNESS WHEREOF, the parties have signed this Agreement in multiple counterparts, all as of the date first above written.

                                     CET ENVIRONMENTAL SERVICES, INC.


                                     By: /s/ Steven H. Davis
                                     Name: Steven. H. Davis
                                     Title: President

                                     AQUASOURCE SERVICES AND TECHNOLOGIES,
                                      INC.

                                     By: /s/ Michael J. Miller
                                     Name: Michael J. Miller
                                     Title: Vice President





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